STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of the 31st day of December, 2010, by and between JOHN GIBBS AND JOHN C. POWER ("Buyers") and ATHENA SILVER CORPORATION, a Delaware corporation ("Seller").

WHEREAS, Seller owns all of the issued and outstanding shares of the common stock (the "Common Stock" or "Shares") of Golden West Brewing Company, a California corporation, (the "Company" or "Golden West").

NOW, THEREFORE, in consideration of the premises, the mutual benefits to be derived from this Agreement and the representations, warranties, and covenants contained hereinafter, Buyers and Sellers hereby agree as follows:

1.

Purchase and Sale of Shares.  Subject to the terms and conditions herein stated, Seller shall sell, assign, transfer and deliver to Buyers on the Closing Date (as hereinafter defined), and Buyers shall purchase and acquire from Seller on the Closing Date, 100% of the issued and outstanding Shares of the Company.  The purchase price to be paid by Buyers to Seller on the Closing Date for the Shares is the sum of $100, to be paid at Closing.

2.

The Closing and Effective Date.  The closing of the purchase and sale of the Shares shall take place concurrently with the execution hereof and the payment of the purchase price (the "Closing Date").  The Effective Date of the transaction shall for all purposes be December 31, 2010 (the "Effective Date").

3.

Additional Agreements.

(a)

Buyers acknowledge that the Company is currently defunct and inoperative and has only nominal assets and substantial debts and liabilities.  Buyer’s accept the Company “as is” and agree that the Seller expressly disclaims any representations or warranties with respect to the Company, its assets, liabilities and obligations.

(b)

By separate agreement, in consideration of the Seller granting and issuing to Buyers an aggregate of 2.5 million shares of Seller’s common stock, the Buyers agree to indemnify, defend and hold harmless the Seller from and against any liability or obligation for the Company’s debts, both known and unknown.

4.

Representations and Warranties of Seller.  Seller hereby represents and warrants to Buyers as follows:

(a)

The Shares represent 100% of the issued and outstanding shares of the Company.

(b)

The execution and the delivery of this Agreement and the consummation of the transactions contemplated hereby by Seller do not conflict with or result in a breach or violation of, or default under (or an event that, with notice or lapse of time, or both, would constitute a default), any of the terms, provisions or conditions of the Articles of Incorporation or By-Laws of the Company, or any material agreement or instrument to which Seller or the Company is a party or by which Seller or the Company is bound.

(c)

This Agreement has been duly authorized by all necessary corporate action on behalf of Seller and has been duly executed and delivered by authorized officers of Seller and is a valid and binding agreement on the part of the Seller that is enforceable against the Seller in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.

(d)

Seller owns the Shares, both beneficially and of record, subject to no liens, encumbrances or rights of others, and has the right to transfer to Buyers the entire right, title and interest in and to the Shares.  The Shares are validly issued and nonassessable.

(e)

Seller is not a party to any voting trust or voting agreement, stockholder's agreement, pledge agreement, buy-sell agreement, or first refusal agreement relative to the Shares.

(f)

Seller makes no and expressly disclaims any and all representation or warranty with respect to the financial condition of the Company or its business operations, assets or the value of the Shares.

5.

Representation and Warranties of Buyers.  Buyers hereby represent and warrants to Seller as follows:

(a)

Buyers are acquiring the Shares for Buyers' own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution of such Shares, nor with any present intention of distributing or selling such Shares, except insofar as such Shares are included in a public offering registered pursuant to the Securities Act of 1933 (as amended) or the disposition thereof is exempt from such registration.  Buyers understand that the Shares have not been registered under federal or state securities laws and that such Shares are being offered and sold to Buyers pursuant to a claimed exemption from the registration requirements of such laws.

(b)

Buyers have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of their purchase of the Shares and have the ability to bear the economic risk of the purchase of the Shares.  Buyers have had access to such information concerning the Company, which the Company has made available to Buyers, and has had the opportunity to ask questions of, and receive answers from, officials of the Company concerning the business, operations, financial condition, assets, liabilities and other matters pertaining to the Company.

(c)

Buyers understand that the Shares being acquired hereunder may not be sold, transferred or otherwise disposed of without registration under the Securities Act of 1933 (as amended) or pursuant to an exemption therefrom, in which case, the Company may require that it be furnished with an opinion of counsel for Buyers reasonably satisfactory to the Company that such registration is not required, or Buyers may present to the Company a letter from the Securities and Exchange Commission to the effect that, in the event the Shares are transferred to Buyers without registration, the Commission or the staff thereof will not recommend any action.  Buyers consent that any transfer agent of the Company may be instructed not to transfer any of the Shares unless it receives satisfactory evidence of compliance with the foregoing provisions.

6.

Agreements of Buyers.

(a)

Buyers agree with Seller that in entering into this transaction with Seller and buying the Shares from Seller, Buyers are not relying upon any statement by Seller about the Company or the Shares or the value thereof, nor are Buyers relying upon Seller as a source of information pertaining to the Company or the Shares or the value thereof.

(b)

Buyers accepts the Shares and control of the Company "as is" and "where is" and acknowledge that Seller makes no and expressly disclaims any and all representations or warranties regarding the Shares, the Company or its financial condition, assets or business operations.

7.

Agreements of Seller.  Seller agrees with Buyers that in entering into this transaction with Buyers and selling the Shares to Buyers, Seller is not relying upon any statement by Buyers about the Company or the Shares or the value thereof, nor is Seller relying upon Buyers as a source of information pertaining to the Company or the Shares or the value thereof.

8.

Payment of Expenses.  Each party will be liable for its own costs and expenses incurred in connection with the negotiation, preparation, execution or performance of this Agreement, including without limitation, any legal, accounting, and other professional fees and expenses.

9.

Attorney's Fees for Claims.  In the event that a claim is brought by one party hereto against the other party hereto for breach of any provision hereof or otherwise arising out of the transaction to which this Agreement relates, the prevailing party shall be entitled to payment or reimbursement of the expenses incurred by it in connection with the litigation or the portion thereof as to which it prevails, including but not limited to, attorneys' fees and costs.

10.

Waiver.  Any of the terms or conditions of this Agreement may be waived at any time and from time to time in writing by the party entitled to the benefits thereof without affecting any other terms or conditions of this Agreement.  The waiver by any party hereto of any condition or breach of any provision of this Agreement shall not operate as a waiver of any other condition or other or subsequent breach.

11.

Amendment.  This Agreement may be amended or modified only by a written instrument executed by the parties hereto.

12.

Entire Agreement.  This Agreement sets forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings, oral or written, relating to the subject matter hereof.  No representation, promise, inducement or statement of intention has been made by either party which is not embodied in this Agreement and n party shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth.

13.

Survival of Representations, Warranties and Agreements.  All representations and warranties contained in this Agreement shall survive the consummation of the transaction contemplated hereby for a period of two years immediately following the Closing Date.  All agreements and covenants contained in this Agreement not fully performed as of the Closing Date shall survive the Closing Date and continue thereafter until fully performed or until the time for further performance has expired.

14.

Severability.  In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

15.

Third Party Beneficiaries.  Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

16.

Fax/Counterparts.  This Agreement may be executed by telex, telecopy or other facsimile transmission, and may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one agreement.

17.

Litigation.  Any litigation commenced which is based in whole or in part upon claims under or in connection with this Agreement or the transaction contemplated hereby shall be brought in a court of competent jurisdiction (state or federal) in the United States of America.

18.

General.  This Agreement shall be construed and enforced in accordance with the laws of the State of Colorado; may not be transferred or assigned by any party hereto, other than by operation of law, and shall inure to the benefit of and be binding upon Buyers and Seller and their respective successors and assigns; and  may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date and year first above written.

BUYERS

SELLER

ATHENA SILVER CORPORATION., a Delaware corporation

____/s/ John Gibbs________________

By:

/s/ Brian Power

John Gibbs

Brian Power

___/s/ John C. Power

______

John C. Power, individually

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